Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-191475) of our report dated March 28, 2013 on our audits of the consolidated financial statements of First Internet Bancorp, which appears in First Internet Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2012.  We also consent to the references to our firm under the caption ‘Experts”.

/s/ BKD, LLP

Indianapolis, Indiana
November 4, 2013